                                                              EXHIBIT 1.A.(5)(a)

                    FARMERS NEW WORLD LIFE INSURANCE COMPANY
     Home Office: 3003 77th Avenue S.E., Mercer Island, Washington 98040 /
                                 (206) 232-8400

                                 A STOCK COMPANY

Insured    JOHN A DOE                               001234567      Policy Number

In this policy the owner will be referred to as "you" or "the owner" and Farmers New World Life Insurance Company will be referred to as "us" or "we."

In consideration of the application and payment of premiums we insure the person named above in accordance with the provisions of all the pages of this policy.

We will pay the proceeds in the manner provided in the section titled Payment of Proceeds.

Your benefits under this policy, the amount of the premium, the premium due dates, and other policy data are shown as the Policy Specifications on the last page of this policy.

THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE AS DESCRIBED IN THIS CONTRACT, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS.

THE CONTRACT VALUE OF THIS CONTRACT MAY INCREASE OR DECREASE DAILY DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS. THERE IS NO GUARANTEED MINIMUM CONTRACT VALUE.

                   NOTICE OF YOUR RIGHT TO RETURN THIS POLICY

RIGHT TO EXAMINE PERIOD: YOU MAY CANCEL THIS POLICY AT ANY TIME WITHIN 10 DAYS AFTER YOU RECEIVE IT BY DELIVERING OR MAILING IT TO THE AGENT THROUGH WHOM YOU PURCHASED IT, TO A BRANCH OFFICE, OR TO OUR HOME OFFICE AT MERCER ISLAND, WASHINGTON. THIS SHALL VOID THE POLICY FROM THE BEGINNING AND THE PARTIES SHALL BE IN THE SAME POSITION AS IF NO POLICY OR CONTRACT HAD BEEN ISSUED. ALL PREMIUMS PAID FOR THE POLICY WILL BE REFUNDED TO YOU.

                                                   Paul Patsis
                                                    President


                                               Jeffrey T. Blackburn
                                                    Secretary


1998-XXX   NONPARTICIPATING FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE.      00523
           ADJUSTABLE DEATH BENEFIT.  DEATH BENEFIT PAYABLE BEFORE MATURITY
           DATE.  SURRENDER VALUE PAYABLE AT MATURITY DATE.

This policy is a legal contract between you and us. READ YOUR POLICY CAREFULLY. This LIFE INSURANCE policy provides death protection for as long as the insured lives during the period of coverage. That period, the premium payment details, and other policy data, are shown in the Policy Specifications on the last page of this policy.

                         ALPHABETIC GUIDE TO YOUR POLICY

                                                                                                PAGE
Annual Report....................................................................................11
Assignments.......................................................................................5
Beneficiary.......................................................................................5
Cash Value.......................................................................................11
Change of Death Benefit Option...................................................................14
Conformity to State Law...........................................................................5
Continuation of Coverage..........................................................................8
Contract Value....................................................................................8
Death Benefit Options.............................................................................6
Death Benefit Proceeds............................................................................6
Decrease in Principal Sum........................................................................15
General Provisions................................................................................4
Guaranteed Maximum Monthly  Cost of Insurance Rates..............................................10
Grace Period......................................................................................8
Incontestability..................................................................................4
Increase in Principal Sum........................................................................14
Interest Rate - Fixed Account....................................................................10
Interest Rate - Loans............................................................................13
Maturity.........................................................................................12
Minimum Premium...................................................................................7
Monthly Deduction.................................................................................9
Nonparticipating..................................................................................5
Ownership.........................................................................................5
Planned Premium Payments..........................................................................7
Policy Changes...................................................................................14
Policy Loans.....................................................................................13
Policy Specifications...................................................................Last Page of Policy
Policy Values.....................................................................................8
Premium Payments..................................................................................7
Reinstatement.....................................................................................8
Cost of Insurance Charge.........................................................................10
Settlement Privileges............................................................................21
Suicide...........................................................................................4
Surrender Charge Table...........................................................................16
Surrender Value..................................................................................11
Surrender Value Options..........................................................................11
Unscheduled Premium Payments......................................................................7

                               ADDITIONAL BENEFITS

The additional benefits, if any, shown on the Policy Specifications page are described in the additional benefit agreements that follow the Settlement Privileges.

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


                                  DEFINITIONS

ACCUMULATION UNIT           An accounting unit used to calculate the variable account
                            value. It is a measure of the net investment results of
                            each of the variable subaccounts.

ATTAINED AGE                The sum of the insured's age at issue plus the number of
                            years completed since the policy was issued.

CASH VALUE                  The contract value minus any applicable surrender charge.

CONTRACT VALUE              The sum of the values you have in the variable account
                            and the fixed account (including the loan account value).

COST OF INSURANCE           The portion of the monthly deduction that pays for the cost of
CHARGE                      providing this policy's Death Benefit.

EVIDENCE OF INSURABILITY    Information about a person that we use to approve or reinstate the policy, or increase the principal sum or other benefits of the policy.

FIXED ACCOUNT               An account that is part of our general account, and is not part of or dependent on the investment performance of the
                            variable account.

FIXED ACCOUNT VALUE         Your contract value in the fixed account.

IN FORCE                    In effect.  A life insurance policy that is in force will
                            provide a death benefit if the insured loss occurs.  If the policy is not in force there will be no death benefit.

ISSUE AGE                   A person's age as of last birthday on the date the policy was issued.

ISSUE DATE                  The effective date for coverage. Policy months, years, and anniversaries are measured from the Issue Date. The initial premium (times the percent of premium factor) is allocated to the money market subaccount on the Issue Date. The first
                            Monthly Deduction occurs on the Issue Date. Funds (less
                            charges) remain in the money market subaccount until the
                            Reallocation Date.

MINIMUM PREMIUM             The lowest amount that must be paid if the surrender value is zero.

MONTHLY ADMINISTRATION      A deduction from the contract value that covers the cost of
CHARGE                      managing the policy. The monthly administration charge is
                            shown on the Policy Specifications page.

MONTHLY DEDUCTION           The amount deducted from the contract value each month to pay for the insurance coverage. This includes the monthly Cost of
                            Insurance charge and any monthly administration charge. The monthly deduction for the policy and the riders are separate deductions. The first Monthly Deduction occurs on the Issue
                            Date.

MONTHLY DUE DATE            The day of each month on which policy charges are determined and deducted from the contract value.  The monthly due date is shown on the Policy Specifications page.


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
MORTALITY AND EXPENSE       A charge deducted from the subaccounts on each Valuation Day
RISK CHARGE                 that compensates us for providing the mortality and expense guarantees and assuming the risks under this contract.

NET INVESTMENT FACTOR       The ratio of the subaccount value at the end of the current valuation day to its value at the end of the immediately
                            preceding valuation day. The subaccount value reflects gains and losses in the subaccounts, dividends paid, any capital gains and losses, any taxes paid, and the deduction of the
                            Mortality and Expense Risk Charge.

PERCENT OF PREMIUM          The factor multiplied by all premium payments to determine the
FACTOR                      amount of premium credited to the contract value.  This factor is shown on the Policy Specifications page.

PREMIUM CLASS               A classification that affects the Cost of Insurance rate and the premium required to insure an individual.

PRINCIPAL SUM               The amount of initial death benefit shown on the Policy
                            Specifications page.  You may increase or decrease the
                            principal sum, subject to certain conditions.  The actual
                            death benefit proceeds paid may be more or less than the
                            principal sum.

REALLOCATION DATE           The date the contract value in the money market subaccount is allocated to the subaccounts and to the fixed account based on the premium payment allocation percentages specified in the application.  The reallocation date is 35 days after the issue date.

SEC                         The US Securities and Exchange Commission.

SUBACCOUNT                  A division of the variable account. The assets of each
                            subaccount are invested in a corresponding portfolio of a
                            designated mutual fund.

SURRENDER                   To cancel the policy by signed request from the owner.

SURRENDER VALUE             The cash value minus any outstanding policy loan and accrued loan interest.

TERMINATE                   When the benefits and insurance end under the terms of the policy.

VALUATION DAY               Each day on which both the New York Stock Exchange and Farmers
                            New World Life are open for business.

VALUATION PERIOD            The interval of time commencing at the close of business one valuation day and ending at the close of business on the next succeeding valuation day.

VARIABLE ACCOUNT            The variable account is named on the Policy Specifications page (last page of the policy). The variable account is not part of our general account. The variable account has
                            subaccounts, each of which is invested in a corresponding
                            portfolio of a designated mutual fund.

VARIABLE ACCOUNT VALUE      The portion of the total value of your contract that is
                            allocated to the subaccounts of the variable account.


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                               GENERAL PROVISIONS

CONTRACT                 The entire contract is:
                         1. this policy;
                         2. the application attached at issue;
                         3. any attached amendments and supplements to the application;
                         4. any attached riders and endorsements; and
                         5. any attached application for reinstatement, increase in principal sum, or change in death benefit option.

                         In the absence of fraud, we will consider all statements in the application to be representations and not warranties. No
                         statement will be used by us to contest a claim unless that statement is in an attached application or in an amendment or supplement to the application attached to this policy.

CHANGE OF                Any change in the terms of this contract must be in writing and signed
CONTRACT                 by one of our officers. A copy of the change will be attached to this policy. No agent has the authority to change any terms or conditions of this contract.

INCONTESTABILITY         We will not contest this policy after it has been in force for two years during the insured's lifetime. We will not contest any increase in principal sum after the increase has been in force for two years during the insured's lifetime. This provision does not apply to any additional benefits for disability or accidental death, or to riders that provide term insurance on any person(s)
                         other than the insured.

                         If this policy is reinstated, we will not contest any statements on the reinstatement application after the policy has been in force for two years from its date of reinstatement during the insured's lifetime.

SUICIDE                  If, within two years from the issue date, the insured dies by suicide, while sane or insane, we will limit the proceeds to:
                         1.  the premiums paid; less
                         2.  any policy loans; less
                         3.  any partial surrender amounts previously paid.

                         A new two-year period will apply to each increase in principal sum starting on the effective date of each increase. During this two-year period the proceeds paid due to an increase in principal sum will be limited to the monthly Cost of Insurance charges for the increase.

MISSTATEMENT             If the insured's age or sex has been misstated, we will adjust the death
OF AGE OR SEX            benefit. The adjusted death benefit will be that which would have been purchased by the most recent monthly deduction based on the correct age or sex.

                         You may file proof of age or sex at any time.  Once the insured's age or sex is established to our satisfaction we will use this age or sex in any settlement.


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
CONFORMITY TO            This policy is subject to the laws of the state in which it is delivered.  Any terms
STATE LAWS               that are in conflict with these laws are amended to conform.

COMPLIANCE WITH          All provisions, benefits amounts, and other details of this policy will automatically
FEDERAL TAX CODE         be adjusted at all times, in whatever ways are necessary to maintain the policy's compliance with the definition of life insurance under Internal Revenue Code Section
                         7702. This section overrides all other provisions to the contrary anywhere within this contract, but only to the extent that the policy cannot legally be kept in compliance with Section 7702 through any other means such as a premium refund.

NONPARTICIPATING         This policy is nonparticipating. It does not share in our surplus earnings.  We will pay no dividends on this policy.

                                    OWNERSHIP

OWNER                    The insured is the owner of this policy unless:
                         1.  another person is named as owner in the application; or
                         2.  a new person is named as provided in the Change of Owner section below.

                         During the insured's lifetime, the owner may exercise all the rights and benefits provided by this policy.

SUCCESSOR                The successor owner becomes owner at the death of the owner.  If the owner and
OWNER                    successor owner die before the insured dies, the insured will become the owner of this policy.

CHANGE OF                The owner may name a new owner by notifying us in writing while the insured is alive.
OWNER                    When we receive acceptable signed notice, the change will take effect on the date the notice was signed. The change is subject to any action we may have taken before receiving the notice.

ASSIGNMENTS              The owner may assign this policy.  We are not bound by an assignment unless duplicate signed forms are filed with us.  We are not responsible for the validity of an assignment.  The rights of the owner and the beneficiary are subject to the rights of the assignee.

                                   BENEFICIARY

BENEFICIARY              The beneficiary is the person or persons named to receive the proceeds at the
DESIGNATION              insured's death. The beneficiary is as named in the application or as changed by the owner's signed request while the insured is living.

                         If no beneficiary is living when the insured dies, we will pay the proceeds to the owner or to the owner's estate.

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

Change of                The beneficiary may be changed at any time before the insured dies. The change must
Beneficiary              be signed by the owner and sent to  us. The change will take effect on the date it was signed, subject to any action taken by us before we receive the request.

Delay Clause             A delay clause may be requested by the owner in the application or in any acceptable signed request filed with us while the insured is living. This clause provides that if the beneficiary dies within the specified number of days following the insured's death (not including the date of death), the proceeds will be paid as if the beneficiary had died first. The number of days specified cannot exceed 180 days.

Future                   A clause including future children as beneficiaries may be requested by the owner in
Children                 any acceptable signed request filed with us. This clause provides that children born
Clause                   of the insured's present marriage to the primary beneficiary prior to the  end of 10 months after the date of the insured's death shall share equally with the other children in the beneficiary class  designated. This clause does not provide for payment to children born of these future children.

                             DEATH BENEFIT PROCEEDS

PAYMENT OF PROCEEDS      If the insured dies while this policy is in force, we will pay the proceeds to the beneficiary on receipt of proof of death. If no beneficiary survives the insured, we will pay the proceeds to the owner or the owner's estate. Payment will be made in one sum unless a settlement option with a different method of payment is chosen.

AMOUNT PAYABLE           At the insured's death we will pay:
                         1. the death benefit then in effect; less
                         2. any monthly deductions due and unpaid at the date of death; less
                         3. any loans and accrued loan interest; plus
                         4. the amounts to be paid under the terms of any attached riders.

                              DEATH BENEFIT OPTIONS

DEATH BENEFIT            This policy offers two death benefit options. Option A is a variable death benefit.
                         Option B is a level death benefit. The option you have selected is shown on the
                         Policy Specifications page. For attained ages after age 99 the death benefit equals the Contract Value.

OPTION A                 The death benefit is the greater of:
VARIABLE DEATH BENEFIT   1. the principal sum plus the contract value on the date of death; or
                         2. the contract value times the death benefit percentage shown in the following table.


OPTION B                 The death benefit through attained age 99 is the greater of:
LEVEL DEATH BENEFIT      1. the principal sum on the date of death; or
                         2. the contract value times the death benefit percentage shown in the following table.

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
------------------------------------------------------------------------------------------------------------------------
                                                Death Benefit Percentage
------------------------------------------------------------------------------------------------------------------------
   Attained             Percentage            Attained            Percentage          Attained             Percentage
     Age                    %                   Age                   %                 Age                    %
------------------------------------------------------------------------------------------------------------------------
  40 or less               250                  54                   157                 68                   117
     41                    243                  55                   150                 69                   116
     42                    236                  56                   146                 70                   115
     43                    229                  57                   142                 71                   113
     44                    222                  58                   138                 72                   111
     45                    215                  59                   134                 73                   109
     46                    209                  60                   130                 74                   107
     47                    203                  61                   128              75 to 90                105
     48                    197                  62                   126                 91                   104
     49                    191                  63                   124                 92                   103
     50                    185                  64                   122                 93                   102
     51                    178                  65                   120                 94                   101
     52                    171                  66                   119              95 to 99                100
     53                    164                  67                   118
------------------------------------------------------------------------------------------------------------------------

                           PREMIUMS AND REINSTATEMENTS

PREMIUM PAYMENTS           After the first premium payment has been paid, subsequent premiums can be paid at any time. The amount of premium payments is flexible after issue, subject to limits imposed by tax laws and by minimum premium requirements. The actual amount and frequency of the premium payments will affect the values and duration of the insurance. No premiums can be paid after the insured reaches attained age 100.

                           Premiums are payable at our home office or to one of our authorized agents.  We will provide a receipt signed by one of our officers upon request.

MINIMUM PREMIUM            The minimum premium must be paid unless the policy has a positive surrender value.
                           The initial minimum premium is shown on the Policy Specifications page. The minimum premium will change if the principal sum changes. Paying the minimum premium will not necessarily be sufficient to keep the policy in force if there is a policy loan or if the contract value is less than the monthly deduction due.

PLANNED PREMIUM PAYMENTS   The amount and frequency of the planned premium payment is shown on the Policy
                           Specifications page. You may change the amount or frequency of the planned premium by sending us a signed request. We have the right to limit the amount of any increase. We will not limit your right to pay the minimum amount required to keep this policy in force to the end of the policy year.

UNSCHEDULED PREMIUM        Premium payments in addition to the planned payments may be made, subject to a minimum
PAYMENTS                   of $25 per payment.  We have the right to limit the number and amount of any unscheduled premium payments.

PREMIUM REFUNDS            We have the right to limit or refund any premium, whether scheduled or not, if the premium would disqualify the policy as a life insurance contract under the Internal
                           Revenue Code or regulations or if the payment would increase the death benefit by more than the amount of the premium.

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
GRACE PERIOD               If the surrender value becomes zero, the policy will enter a 61-day grace period unless cumulative premiums less withdrawals exceed cumulative minimum premiums. If cumulative premiums less withdrawals exceed cumulative minimum premiums, the policy will enter the 61-day grace period when the contract value minus any outstanding policy loan and accrued loan interest is insufficient to pay the entire monthly deduction due. At the end of the grace period the policy will terminate without value unless a premium payment or loan repayment is made and is sufficient to cause either one of the following conditions:

                               1. The surrender value exceeds zero, after deducting all due and unpaid monthly deductions; or
                               2. Both of the following occur:
                                       a.  cumulative premiums less withdrawals exceed cumulative minimum premiums; and
                                       b.  the contract value minus any outstanding policy loan and accrued loan interest exceeds zero, after deducting all due and unpaid monthly deductions.

                           The policy will continue in force during the grace period. If the insured dies during the grace period, the proceeds will be reduced by any overdue monthly deductions.

                           We will mail the owner or any assignee notice at least 31 days before the end of a grace period.

CONTINUATION OF COVERAGE   You may stop paying premiums at any time. Your policy will continue in Maturity
                           Date or the date when one of force until the earlier of the the following occurs:
                               1. The insured dies.
                               2. The surrender value has been exhausted. The surrender value will be exhausted when the grace period begins. In this case, the policy will terminate at the end of the grace period.

                               3. We receive your signed request to surrender this policy.

REINSTATEMENT              Unless this policy has been surrendered for its surrender value, or its surrender value has been exhausted, the policy will be reinstated to a premium-paying status at any time within three years from the date of premium default.

                           To reinstate this policy to a premium-paying status, we must receive payment of at least two monthly minimum premiums.

                                  POLICY VALUES

CONTRACT VALUE             The contract value on the issue date is equal to:
                           1.  the initial premium paid times the percent of premium factor; less
                           2.  the monthly deduction.

                           On each date after the issue date, the contract value is equal to the fixed account value plus the variable account value.

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
FIXED ACCOUNT VALUE        On each valuation day the fixed account value will be equal to:

                                                A + B + C - D - E - F

                           "A" is the fixed account value on the preceding valuation day plus interest from the preceding valuation day to the date of calculation.

                           "B" is the portion of the premium, times the percent of premium factor, that is allocated to the fixed account and received since the preceding valuation day, plus interest from the date such net premiums were received to the date of calculation.

                           "C" is the amount of any transfers from the subaccounts to the fixed account since the preceding valuation day, plus interest on such transferred amounts from the effective dates of such transfers to the date of calculation.

                           "D" is the amount of any transfers from the fixed account to the subaccounts since the preceding valuation day, plus interest on each such transferred amount from the effective date of each transfer to the date of calculation.

                           "E" is the amount of any partial surrenders and any applicable surrender charges deducted from the fixed account since the preceding valuation day, plus interest on these surrendered amounts from the effective date of each partial surrender to the date of calculation.

                           "F" is zero except on the monthly due date, when it is a pro-rata share of the monthly deduction for the month beginning on that monthly due date.

                           Guaranteed minimum fixed account values are not less than the minimum values required by the state in which this policy is delivered. Where required, a statement of the method of computing these values has been filed with the state insurance department.

VARIABLE ACCOUNT           The variable account value is the sum of the values of the subaccounts under this
VALUE                      contract.

MONTHLY DEDUCTION          The monthly deduction will be calculated each month on the monthly due date.  The monthly deduction is:
                           1.  the cost of insurance charge for the policy; plus
                           2.  the charges for any attached riders; plus
                           3.  the monthly administration charge; plus
                           4.  the flat extra charge for a special premium class, if any, shown on the Policy
                               Specifications page.

                           The guaranteed maximum monthly administration charge is $8 per month.  The actual charge may be less; the actual charge on the issue date is shown on the Policy
                           Specifications page.  This may change at any time after issue.

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

COST OF INSURANCE CHARGE    The cost of insurance charge for the policy is the monthly cost of insurance rate per $1,000 of Risk Insurance Amount at the insured's attained age, times the number of thousands of Risk Insurance Amount. The Risk Insurance Amount is:
                                1. The current death benefit; minus
                                2. the contract value at the end of the valuation day preceding the monthly due date; plus
                                3. the monthly administrative charge for the month that begins on the monthly due date; plus
                                4. any charges for riders for the month that begins on the monthly due date.

                            The Guaranteed Maximum Monthly Cost of Insurance Rates are shown in the table below. We may use rates less than those shown, but not greater unless the insured is in a special premium class. The charge for any attached rider is a separate calculation.

                            If the insured is in a special premium class, the guaranteed maximum monthly cost of insurance rate will be the rate shown in the table times the special premium class rating factor shown on the Policy Specifications page.

-------------------------------------------------------------------------------------------------------------------------------
                                                   GUARANTEED MAXIMUM MONTHLY
                                                    COST OF INSURANCE RATES
                                               Per $1000 of Risk Insurance Amount
-------------------------------------------------------------------------------------------------------------------------------
Attained   Cost of   Attained   Cost of   Attained   Cost of   Attained   Cost of   Attained   Cost of   Attained    Cost of
  Age     Insurance    Age     Insurance    Age     Insurance    Age     Insurance    Age     Insurance    Age      Insurance
             Rate                 Rate                 Rate                 Rate                 Rate                  Rate
-------------------------------------------------------------------------------------------------------------------------------
   21      0.13788     35       0.14370      49      0.39205      62      1.35058      75       5.13652     88       16.39051
   22      0.13539     36       0.15117      50      0.42611      63      1.50009      76       5.66811     89       17.59988
   23      0.13207     37       0.16114      51      0.46514      64      1.66621      77       6.22379     90       18.85909
   24      0.12875     38       0.17194      52      0.51000      65      1.84812      78       6.80688     91       20.19721
   25      0.12459     39       0.18357      53      0.56150      66      2.04497      79       7.43566     92       21.66408
   26      0.12210     40       0.19769      54      0.61881      67      2.25096      80       8.13005     93       23.40255
   27      0.12044     41       0.21264      55      0.68276      68      2.48520      81       8.90834     94       25.73492
   28      0.11961     42       0.22842      56      0.75254      69      2.73937      82       9.78630     95       29.22599
   29      0.11961     43       0.24586      57      0.82646      70      3.02676      83      10.75978     96       34.96802
   30      0.12044     44       0.26497      58      0.90869      71      3.35485      84      11.80967     97       44.93622
   31      0.12293     45       0.28656      59      1.00089      72      3.73361      85      12.91190     98       61.89321
   32      0.12625     46       0.30982      60      1.10389      73      4.16221      86      14.05233     99       83.06141
   33      0.13124     47       0.33474      61      1.21851      74      4.63317      87      15.21353  100-109      0.00000
   34      0.13705     48       0.36215
-------------------------------------------------------------------------------------------------------------------------------


INTEREST RATE FOR FIXED ACCOUNT VALUE

  GUARANTEED        The guaranteed minimum rate used to calculate interest on the fixed account is 4%
  RATE              per year, compounded annually.  This is equal to .32737% per month, compounded monthly.

  CURRENT RATE      We may use rates that are higher than the guaranteed minimum rate to calculate interest on the fixed account.  These rates are subject to change at any time and may apply to all or a portion of the fixed account.

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

CASH VALUE          The cash value of this policy on any date is:
                    1. the contract value; minus
                    2. the surrender charge, if any, that you would incur if you surrendered the entire policy on that date.

                    Surrender charges are shown in the attached Surrender Charge Table.

SURRENDER VALUE     The surrender value of this policy on any date is:
                    1. the cash value, minus
                    2. any outstanding policy loan plus due but unpaid loan interest to the date of computation.

RESERVE BASIS       Reserves are based on the Commissioners 1980 Standard Ordinary Mortality Table,
                    the Commissioners Reserve Valuation Method, and age last birthday. The statutory valuation interest rate does not exceed the maximum rate allowed by the valuation law of the state in which the policy is delivered.

                                  ANNUAL REPORT

ANNUAL REPORT       At least annually we will mail you a report about your policy.  This report will show:

                        1.   the current principal sum;
                        2.   the current death benefit;
                        3.   the contract value;
                        4.   the value in the fixed account;
                        5.   the number of accumulation units, the accumulation unit value and the total value in each of the subaccounts of the variable account;
                        6.   the surrender value;
                        7.   any partial surrenders since the last report;
                        8.   premiums paid since the last report;
                        9.   fixed account transactions since the last report;
                        10.  all deductions since the last report;
                        11.  the amount of outstanding loans, if any;
                        12.  loan repayments since the last report; and
                        13.  the dollar amount, the number of accumulation units involved, and the accumulation unit value of each subaccount transaction.

                    Upon request, we will send a report at other than the regularly scheduled interval.  We will charge a fee for this requested report.  The fee is shown on the Policy Specifications page.

                            SURRENDER VALUE OPTIONS

CASH SURRENDER      You may surrender this policy for the surrender value after we receive your signed request with the policy. We have the right to defer payment for up to six months or the period allowed by law, whichever is less.

                    We will determine the surrender value at the accumulation unit value next determined as of the close of business on the day we receive your surrender request at our home office.

PARTIAL             After the 2nd policy year, you may withdraw a part of the surrender value subject
SURRENDER           to the following:
                    1.  You must send us a signed request for the amount of the partial surrender.
                    2.  You may make only 1 partial surrender per calendar quarter.
                    3.  The amount requested must be at least $500.
                    4.  The amount requested may not exceed 75% of the surrender value.
                    5.  We will deduct a $25 processing fee from the contract value for each partial surrender.
                    6.  The contract value will be reduced by the amount of the partial surrender, the processing fee, and the surrender charge, if any.
                    7.  The partial surrender will be processed at the accumulation unit values next determined after receipt of your request.

                    Units equal to the partial surrender, fees and charges described above will be cancelled from the subaccounts and/or the fixed account according to your instructions. If you provide no instructions, these units will be cancelled from the subaccounts and the fixed account on a pro-rata basis.

                    If you have a level death benefit (Option B) at the time of the partial surrender, the principal sum will be reduced by the amount of the partial surrender. This reduction in principal sum will be subject to the terms of the Decrease in
                    Principal Sum section.

MATURITY            The maturity date is shown on the Policy Specifications page. If this policy is in force on the maturity date we will send you the surrender value and all coverage will end.

TIME PERIOD         Any surrender or loan will usually be paid within seven days of receiving your
FOR PAYMENTS        written request in our home office. However, we have the right to suspend or delay the date of any surrender, partial surrender, loan, maturity payment or death benefit payment from the subaccounts for any period during which:
                        1. the New York Stock Exchange is closed, other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or
                        2. the Securities and Exchange Commission permits by an order the postponement for the protection of contract owners; or
                        3. the Securities and Exchange Commission determines that an emergency exists that would make the disposal of securities held in the variable account or the determination of the value of the variable account's net assets not reasonably practicable.

                    For any surrender, partial surrender, loan or transfer from the fixed account, we may defer payment for up to 6 months, or the period allowed by law, if less.

                                  POLICY LOANS

POLICY LOANS        While this policy is in force, you may make a loan for all or part of the loan value.  You must assign this policy to us as sole security.

                    An amount equal to the loan will be transferred from the fixed and variable accounts and transferred to the loan account. The loan account is part of the fixed account, which is part of our general account. If allocation instructions are not specified in your loan application, the loan will be withdrawn from the subaccounts and the fixed account on a pro-rata basis.

                    Amounts transferred to the loan account do not participate in the investment experience of the fixed or variable account from which they were withdrawn.
                    Amounts in the loan account will earn interest at the guaranteed minimum rate of
                    4% per year, compounded annually. This is equal to .32737% per month, compounded monthly. Different interest rates may be applied to the loan account than the fixed account.

LOAN VALUE          The loan value is the surrender value less loan interest to the next policy anniversary date.

INTEREST RATE       The maximum loan interest rate is eight percent (8%) per year, compounded
(LOANS)             annually. We may change the interest rate, but it will never exceed the maximum rate of 8%. We will notify you of any increase in loan interest at least 30 days before the new rate becomes effective.

INTEREST DUE        Interest is charged daily on the loan. Interest is due and payable at the end of each policy year or, if earlier, on the date of any policy loan increase or repayment. Any interest not paid when due will be transferred from the fixed and variable accounts to the loan account on a pro-rata basis.  It becomes part of the loan and accrues interest.

LOAN                You may repay all or part of your policy loan balance at any time. Any loan
REPAYMENT           repayment must be for at least $25. Repayments must be clearly marked as "loan repayments" or they will be credited as premiums. Each loan repayment will result in a transfer of an amount equal to the loan repayment from the loan account to the fixed and/or variable account. Your current premium allocation schedule will be used to allocate the loan repayments.

UNPAID              We will deduct any unpaid loans from the surrender value and the death benefit
LOANS               proceeds. If the unpaid loan, which includes accrued interest, equals or exceeds the cash value, causing the surrender value to become zero, this policy will end except as described in the grace period provision.

                                 POLICY CHANGES

POLICY              After the first policy year, you may change the death benefit option or the amount
CHANGES             of principal sum, subject to the following:
                    1. You must send us a signed request for a change.
                    2. We may require evidence of insurability.
                    3. You may make no more than one change per policy year.
                    4. The change will take effect on the monthly due date following our approval of the request.
                    5. We will send you a policy endorsement with the change to attach to your policy.

CHANGE OF           To change from Option B (level death benefit) to Option A (variable death
DEATH BENEFIT       benefit):
OPTION              1. The insured must provide evidence of insurability satisfactory to us.
                    2. The principal sum will change.  The new Option A principal sum will equal the
                       Option B principal sum less the contract value immediately before the change, but in no case will the new principal sum be less than the minimum principal sum amount shown on the Policy Specifications page. No surrender charge will be imposed solely as a result of this change in principal sum.
                    3. The minimum premium will decrease as a result of any decrease in the principal sum.

                    To change from Option A (variable death benefit) to Option B (level death benefit):
                    1. Evidence of insurability is not required.
                    2. The principal sum will change. The new Option B principal sum will equal the
                       Option A principal sum plus the contract value.
                    3. The minimum premium will increase.

                    After either change, the total surrender charge for the policy will continue to be based on the principal sum at the time of issue on which surrender charges have not already been imposed.

INCREASE IN         Increases in principal sum require evidence of insurability satisfactory to us.
PRINCIPAL SUM       The minimum increase is $10,000. We will deduct a processing fee of $1.50 per
                    $1,000 of increase, but not more than $300, from the contract value. If the amount in the contract value is insufficient to cover this fee, sufficient additional premium will be required before the increase will become effective.

                    The minimum premium will increase.

DECREASE IN         You may decrease the principal sum, but not below the minimum principal sum amount
PRINCIPAL SUM       shown on the Policy Specifications page. The minimum premium will be reduced.

                    Decreases in principal sum will reduce:
                    1.  the most recent increase, if any; then
                    2.  prior increases in succession; and then
                    3.  the principal sum at the time of issue (subject to a surrender charge as described in the Surrender Charge Table.).

                    A decrease in principal sum may require that a portion of the policy's surrender value be distributed as a partial surrender in order to continue federal tax compliance.  It may also alter your tax obligation on exercise of certain ownership privileges.

                            SURRENDER  CHARGE  TABLE

To determine the total surrender charge from the table below:

1. Find the appropriate factor for the insured's age at the date of issue and the number of full policy years completed since that date.
2.  Multiply this factor by:
    a.  the number of thousands of principal sum on the issue date, minus
    b. any reductions in principal sum for which a surrender charge has already been imposed.

To determine the surrender charge for a decrease in principal sum:
1. Find the appropriate factor for the insured's age at the date of issue and the number of full policy years completed since that date.
2. Multiply this factor by the number of thousands of principal sum at the time of issue that are now being decreased.

-------------------------------------------------------------------------------
                Number of Full Policy Years Completed since the Issue Date

Issue      0          1         2          3         4          5         6
 Age
          ---------------------------------------------------------------------

  21       8.04       8.04      8.04       8.04       8.04      8.04      7.24
  22       8.28       8.28      8.28       8.28       8.28      8.28      7.45
  23       8.52       8.52      8.52       8.52       8.52      8.52      7.67
  24       8.76       8.76      8.76       8.76       8.76      8.76      7.88
  25       9.00       9.00      9.00       9.00       9.00      9.00      8.10
  26       9.60       9.60      9.60       9.60       9.60      9.60      8.64
  27      10.20      10.20     10.20      10.20      10.20     10.20      9.18
  28      10.80      10.80     10.80      10.80      10.80     10.80      9.72
  29      11.40      11.40     11.40      11.40      11.40     11.40     10.26
  30      12.00      12.00     12.00      12.00      12.00     12.00     10.80
  31      12.87      12.87     12.87      12.87      12.87     12.87     11.58
  32      13.73      13.73     13.73      13.73      13.73     13.73     12.36
  33      14.60      14.60     14.60      14.60      14.60     14.60     13.14
  34      15.47      15.47     15.47      15.47      15.47     15.47     13.92
  35      16.34      16.34     16.34      16.34      16.34     16.34     14.70
  36      17.14      17.14     17.14      17.14      17.14     17.14     15.43
  37      17.95      17.95     17.95      17.95      17.95     17.95     16.15
  38      18.76      18.76     18.76      18.76      18.76     18.76     16.88
  39      19.56      19.56     19.56      19.56      19.56     19.56     17.61
  40      20.37      20.37     20.37      20.37      20.37     20.37     18.33
  41      21.55      21.55     21.55      21.55      21.55     21.55     19.39
  42      22.72      22.72     22.72      22.72      22.72     22.72     20.45
  43      23.90      23.90     23.90      23.90      23.90     23.90     21.51
  44      25.07      25.07     25.07      25.07      25.07     25.07     22.57
  45      26.25      26.25     26.25      26.25      26.25     26.25     23.63
  46      28.03      28.03     28.03      28.03      28.03     28.03     25.23
  47      29.81      29.81     29.81      29.81      29.81     29.81     26.83
  48      31.59      31.59     31.59      31.59      31.59     31.59     28.43
  49      33.37      33.37     33.37      33.37      33.37     33.37     30.03
  50      35.15      35.15     35.15      35.15      35.15     35.12     31.63
  51      37.00      37.00     37.00      37.00      37.00     36.30     33.30
  52      38.86      38.86     38.86      38.86      38.55     37.55     34.97
  53      40.72      40.72     40.72      40.72      39.94     38.87     36.64
  54      42.57      42.57     42.57      42.56      41.42     40.26     38.32
  55      44.43      44.43     44.43      44.21      42.97     41.73     39.99
  56      47.80      47.80     47.27      45.95      44.62     43.28     41.93
  57      51.17      50.63     49.22      47.80      46.36     44.92     43.47
  58      54.35      52.84     51.31      49.76      48.21     46.66     45.10
  59      56.83      55.18     53.52      51.86      50.18     48.51     46.84
  60      58.26      56.51     54.75      52.99      51.22     49.46     47.70
-------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                        Number of Full Policy Years Completed since the Issue Date

Issue   7         8          9         10        11         12        13         14       15
 Age                                                                                    or more
       -------------------------------------------------------------------------------------------

  21    6.43      5.63       4.82      4.02       3.22      2.41       1.61      0.80     0.00
  22    6.62      5.80       4.97      4.14       3.31      2.48       1.66      0.83     0.00
  23    6.82      5.96       5.11      4.26       3.41      2.56       1.70      0.85     0.00
  24    7.01      6.13       5.26      4.38       3.50      2.63       1.75      0.88     0.00
  25    7.20      6.30       5.40      4.50       3.60      2.70       1.80      0.90     0.00
  26    7.68      6.72       5.76      4.80       3.84      2.88       1.92      0.96     0.00
  27    8.16      7.14       6.12      5.10       4.08      3.06       2.04      1.02     0.00
  28    8.64      7.56       6.48      5.40       4.32      3.24       2.16      1.08     0.00
  29    9.12      7.98       6.84      5.70       4.56      3.42       2.28      1.14     0.00
  30    9.60      8.40       7.20      6.00       4.80      3.60       2.40      1.20     0.00
  31   10.29      9.01       7.72      6.43       5.15      3.86       2.57      1.29     0.00
  32   10.99      9.61       8.24      6.87       5.49      4.12       2.75      1.37     0.00
  33   11.68     10.22       8.76      7.30       5.84      4.38       2.92      1.46     0.00
  34   12.37     10.83       9.28      7.73       6.19      4.64       3.09      1.55     0.00
  35   13.07     11.43       9.80      8.17       6.53      4.90       3.27      1.63     0.00
  36   13.71     12.00      10.29      8.57       6.86      5.14       3.43      1.71     0.00
  37   14.36     12.56      10.77      8.97       7.18      5.38       3.59      1.79     0.00
  38   15.00     13.13      11.25      9.38       7.50      5.63       3.75      1.88     0.00
  39   15.65     13.69      11.74      9.78       7.83      5.87       3.91      1.96     0.00
  40   16.30     14.26      12.22     10.19       8.15      6.11       4.07      2.04     0.00
  41   17.24     15.08      12.93     10.77       8.62      6.46       4.31      2.15     0.00
  42   18.18     15.91      13.63     11.36       9.09      6.82       4.54      2.27     0.00
  43   19.12     16.73      14.34     11.95       9.56      7.17       4.78      2.39     0.00
  44   20.06     17.55      15.04     12.54      10.03      7.52       5.01      2.51     0.00
  45   21.00     18.38      15.75     13.13      10.50      7.88       5.25      2.63     0.00
  46   22.42     19.62      16.82     14.01      11.21      8.41       5.61      2.80     0.00
  47   23.85     20.87      17.88     14.90      11.92      8.94       5.96      2.98     0.00
  48   25.27     22.11      18.95     15.79      12.63      9.48       6.32      3.16     0.00
  49   26.69     23.36      20.02     16.68      13.35     10.01       6.67      3.34     0.00
  50   28.12     24.60      21.09     17.57      14.06     10.54       7.03      3.51     0.00
  51   29.60     25.90      22.20     18.50      14.80     11.10       7.40      3.70     0.00
  52   31.09     27.20      23.32     19.43      15.54     11.66       7.77      3.89     0.00
  53   32.57     28.50      24.43     20.36      16.29     12.21       8.14      4.07     0.00
  54   34.06     29.80      25.54     21.29      17.03     12.77       8.51      4.26     0.00
  55   35.54     31.10      26.66     22.22      17.77     13.33       8.89      4.44     0.00
  56   38.24     33.46      28.68     23.90      19.12     14.34       9.56      4.78     0.00
  57   40.94     35.82      30.70     25.59      20.47     15.35      10.23      5.12     0.00
  58   43.55     38.18      32.73     27.27      21.82     16.36      10.91      5.45     0.00
  59   45.18     40.54      34.75     28.96      23.17     17.38      11.58      5.79     0.00
  60   45.94     42.90      36.77     30.65      24.52     18.39      12.26      6.13     0.00
--------------------------------------------------------------------------------------------------

                                                                             mn
                            SURRENDER  CHARGE  TABLE
                                  (Continued)

------------------------------------------------------------------------------------------------------------------------
                                   Number of Full Policy Years Completed since the Issue Date
Issue    0      1      2      3      4      5      6      7      8      9     10     11     12     13     14       15
 Age                                                                                                            or more
        ----------------------------------------------------------------------------------------------------------------
  61    58.20  56.38  54.57  52.75  50.93  49.12  47.31  45.50  43.70  39.03  32.53  26.02  19.52  13.01   6.51   0.00
  62    58.13  56.26  54.38  52.51  50.64  48.77  46.91  45.06  43.22  41.29  34.41  27.53  20.64  13.76   6.88   0.00
  63    58.07  56.13  54.20  52.27  50.34  48.42  46.51  44.61  42.74  40.90  36.29  29.03  21.77  14.52   7.26   0.00
  64    58.00  56.01  54.01  52.02  50.03  48.06  46.10  44.16  42.26  40.41  38.17  30.54  22.90  15.27   7.63   0.00
  65    57.94  55.87  53.81  51.76  49.71  47.68  45.68  43.72  41.80  39.95  38.15  32.04  24.03  16.02   8.01   0.00
  66    57.87  55.73  53.60  51.49  49.38  47.31  45.27  43.29  41.37  39.51  37.70  33.76  25.32  16.88   8.44   0.00
  67    57.79  55.58  53.38  51.21  49.05  46.95  44.89  42.90  40.96  39.09  37.26  35.47  26.61  17.74   8.87   0.00
  68    57.71  55.43  53.17  50.93  48.74  46.61  44.54  42.53  40.58  38.68  36.83  35.02  27.90  18.60   9.30   0.00
  69    57.63  55.28  52.95  50.68  48.46  46.31  44.22  42.19  40.22  38.29  36.41  34.57  29.19  19.46   9.73   0.00
  70    57.55  55.13  52.76  50.45  48.21  46.04  43.93  41.87  39.87  37.90  35.99  34.14  30.47  20.32  10.16   0.00
  71    57.48  55.01  52.60  50.26  48.00  45.80  43.66  41.56  39.52  37.52  35.59  33.75  31.99  21.41  10.70   0.00
  72    57.42  54.91  52.47  50.10  47.81  45.57  43.39  41.25  39.17  37.15  35.23  33.39  31.67  22.50  11.25   0.00
  73    57.37  54.83  52.35  49.96  47.62  45.33  43.10  40.93  38.82  36.81  34.89  33.09  31.38  23.59  11.79   0.00
  74    57.34  54.75  52.24  49.80  47.41  45.08  42.80  40.60  38.49  36.49  34.60  32.82  31.13  24.68  12.34   0.00
  75    57.30  54.67  52.11  49.61  47.17  44.79  42.49  40.28  38.19  36.21  34.34  32.57  30.88  25.77  12.89   0.00
  76    57.25  54.57  51.95  49.40  46.90  44.49  42.18  39.99  37.92  35.97  34.11  32.34  30.61  27.51  13.76   0.00
  77    57.19  54.45  51.77  49.16  46.63  44.21  41.91  39.74  37.69  35.75  33.89  32.08  30.28  28.45  14.63   0.00
  78    57.12  54.31  51.57  48.92  46.38  43.97  41.69  39.54  37.51  35.55  33.65  31.76  29.84  27.84  15.50   0.00
  79    57.05  54.17  51.38  48.72  46.18  43.79  41.53  39.39  37.34  35.35  33.36  31.34  29.24  26.98  16.37   0.00
  80    56.97  54.04  51.24  48.57  46.06  43.69  41.43  39.28  37.18  35.09  32.97  30.76  28.38  25.76  17.25   0.00
------------------------------------------------------------------------------------------------------------------------

                                                                              m

                              THE VARIABLE ACCOUNT

GENERAL DESCRIPTION       The name of the variable account is shown on the Policy Specifications page. The variable account is administered and accounted for as part of our general business, but the income, gains and losses of the variable account are credited to or charged against the assets held in the variable account, without regard to any other income, gains or losses of any other variable account or arising out of any other business we may conduct.

                          The assets of the variable account are segregated by investment options, thus establishing a series of subaccounts within the variable account.

                          When permitted by law, we reserve the right to:
                             1.  create new variable accounts;
                             2.  combine variable accounts;
                             3.  remove, combine or add subaccounts and make the new subaccounts available to you at our discretion;
                             4.  substitute shares of another portfolio of the funds or shares of another investment company for those of the funds;
                             5.  deregister the variable account under the Investment Company Act of
                                 1940 if registration is no longer required;
                             6.  make any changes required by the Investment Company Act of 1940 or any other law; and
                             7.  operate the variable account as a managed investment company under the Investment Company Act of 1940 or any other form permitted by law.

                          If a change is made, we will send you a revised prospectus and any notice required by law. If required, we would first seek the approval of the
                          Securities and Exchange Commission, and when required, the appropriate state regulatory authorities before making a change in the investment options.

SUBACCOUNTS               The subaccounts are separate investment accounts named by the company. The subaccount values will fluctuate in accordance with the investment experience of the applicable portfolio of the fund held within the subaccount.

                          The subaccount value is determined by multiplying the number of accumulation units credited to the subaccount by the appropriate accumulation unit value.

                          The number of accumulation units to be purchased or redeemed in a transaction is found by dividing:

                             1.   the dollar amount of the transaction; by
                             2.   the subaccount's unit value for the valuation period for that transaction.

                          The number of units in any subaccount will be increased at the end of the valuation period by any net premiums allocated to the subaccount during the current valuation period and by any transfers to the subaccount from another subaccount or from the fixed account during the current valuation period. The number of units in any subaccount will be decreased at the end of the valuation period by any amounts transferred from the subaccount to another subaccount or the fixed account or surrendered during the current valuation period. The number of units in any subaccount will also be reduced on each monthly due date by a pro-rata share of the monthly deduction. The monthly deduction will reduce the subaccount units in proportion to each subaccount's value to the entire contract value.

                          The value of an accumulation unit for each of the subaccounts has been arbitrarily set at $10 when the first investments were bought. The value for any later valuation period is equal to:

                                                            A x B

                          "A" is equal to the subaccount's accumulation unit value for the end of the immediately preceding valuation day.

                          "B" is equal to the net investment factor for the most current valuation day.

                          The net investment factor equals:
                                                              X
                                                             --- - Z
                                                              Y
                          "X" equals:

                          1.  the net asset value per accumulation unit held in the subaccount at the end of the current valuation day; plus

                          2.  the per accumulation unit amount of any dividend or capital gain distribution on shares held in the subaccount during the current valuation day; less

                          3.  the per accumulation unit amount of any capital loss distribution on shares held in the subaccount during the current valuation day; less

                          4.  the per accumulation unit amount of any taxes or any amount set aside during the valuation day as a reserve for taxes.

                          "Y" equals the net asset value per accumulation unit held in the subaccount as of the end of the immediately preceding valuation day.

                          "Z" equals the mortality and expense risk charge.  The mortality and expense risk charges are deducted from each of the subaccounts on each valuation day.  They compensate us for providing the mortality and expense guarantees and assuming the risks under this contract.  These charges are shown on the Policy Specifications page.

                          The net investment factor may be greater, less than or equal to one.
                          Therefore, the value of the subaccount may increase, decrease or remain the same.

ALLOCATIONS               This contract provides investment options for the amount in the contract value. The initial premium allocation percentages are indicated in the application for this contract, a copy of which is attached.

                          These percentages will also apply to subsequent premium allocations until you change them.  Such allocation percentages may be changed by written notice to us.

                          Allocation percentages must be zero or a whole number not greater than
                          100.  The sum of the premium allocation percentages must equal 100.

                          We reserve the right to limit the number of subaccount allocations in effect at any one time.

                          On the issue date the contract value will be allocated to the money market subaccount.  We will process the allocation at the accumulation unit value next determined as of the end of the issue date.  Any subsequent premiums that are received from this time until the reallocation date will also be allocated to the money market subaccount.

                          On the reallocation date, the contract value in the money market subaccount will be reallocated to the subaccounts at the accumulation unit value next determined and to the fixed account based on the premium payment allocation percentages in the contract application.

                          After the reallocation date, planned periodic premiums and unscheduled premiums will be invested as requested on the valuation day they are received by our home office.  The premium payments will be credited to the subaccounts at the accumulation unit value next determined after receipt of each payment.

                               TRANSFER PRIVILEGE

TRANSFER FEES             Six transfers per year may be made from subaccounts and the fixed account free of charge.  Any unused free transfers do not carry over to the next contract year.  Any additional transfers during a contract year will be charged a $25 transfer fee. For the purpose of assessing a fee, each written request or telephone request is considered to be one transfer.
                          The processing fee will be deducted from the amount being transferred, or from the remaining contract value, according to your instructions.

TRANSFERS FROM            After the Right to Examine Period, you may transfer all or a part of an
SUBACCOUNTS               amount from the value in any subaccount of the variable account to one or more of the subaccounts of the variable account or to the fixed account.
                          The minimum amount that you may transfer is the lesser of:
                          1.    $250; or
                          2.    the total value in that subaccount on that date.

                          Any transfer that would reduce the amount in a subaccount below $250 will be treated as a transfer request for the entire amount in that subaccount.

                          A transfer fee may apply as described above.

                          We may suspend or modify this transfer privilege at any time.

                          Transfers will be processed based on values determined at the end of the
                          Valuation Day during which the transfer request is received at our home office.

TRANSFERS FROM            At your request you may also transfer an amount from the unloaned value in
THE FIXED ACCOUNT         the fixed account to one or more subaccounts of the variable account.  We must receive the request in writing or other form acceptable to us.  Only one transfer may be made from the fixed account each contract year.
                          Transfers will only be made if the amount requested is not more than 25%
                          of the unloaned value in the fixed account.

                          We will not transfer more than 25% of the unloaned fixed account value unless the balance after the transfer is less than $250, in which case the entire amount will be transferred.  A transfer fee may apply as described above.

                          We may suspend or modify this transfer privilege at any time.

                              SETTLEMENT PRIVILEGES

SETTLEMENT                The proceeds of this policy may be paid in one sum.  The proceeds may also be paid under any reasonable settlement that may be arranged with our consent.

                          When the proceeds from a death claim are payable as one sum, the beneficiary may select a reasonable settlement.

                          When you select a settlement, the beneficiary may not assign or receive payments before they are due unless expressly given this right by you.

                          A payee may name a contingent payee to receive any final amount that would otherwise be paid to the payee's estate.

                          Any settlement requires the proceeds to be at least $2500 and any periodic payment to be at least $25.

                          The first installment will be due, or interest will begin on the date of death, maturity, or surrender.

OPTIONS                   A brief outline of several specific fixed settlements is shown below.  The amounts and interest rates shown in the options are based on guaranteed minimum interest rates.  We may choose to use rates that are higher than the guaranteed minimum rate.  These rates are subject to change at any time.  Information regarding current rates is available from our home office.

   INTEREST               Proceeds will earn interest at the rate of 3 1/2 percent per year
   ACCUMULATION           compounded annually.

                          We may retain these funds under this option for not longer than five years.  If the beneficiary is a minor we may retain these funds until the beneficiary attains the age of majority.


INTEREST                  Each $1000 of proceeds will yield an income of not less than $35.00
INCOME                    annually, $17.35 semi-annually, $8.64 quarterly, or $2.87 monthly.

                          Unless you direct otherwise, the payee may withdraw the proceeds at any time.  After the first year, we may defer such withdrawal for up to six months.

INCOME --                 We will pay installments for a specified period.  The amount of each
PERIOD CERTAIN            installment will not be less than those shown in the table below.

                          If the payee dies prior to the end of the specified period, the installments remaining to the end of the period will be paid to the contingent payee

                                                Amount of Each                        Amount of Each
                              Number of            Monthly            Number of          Monthly
                             Installments        Installment        Installments       Installment

                                  12                 $84.65               96             $11.90
                                  24                  43.05              108              10.75
                                  36                  29.19              120               9.83
                                  48                  22.27              180               7.10
                                  60                  18.11              240               5.75
                                  72                  15.35              300               4.96
                                  84                  13.38

INCOME --                 We will pay installments of a specified amount until the proceeds,
  AMOUNT CERTAIN          together with 3 1/2 percent interest compounded annually, are paid in full.

INCOME --                 We will pay installments for the lifetime of the payee but for not less
  LIFE                    than a guaranteed period.  If the payee dies prior to the end of the guaranteed period, the installments remaining will be paid to the contingent payee.

                          The installments will not be less than those determined using the method and table below:
                          1.  If you chose the payments for the beneficiary before the insured's death, we will add three years to the beneficiary's age at last birthday prior to the date of the first payment.
                          2.  For any other payee the age used shall be the age at last birthday prior to the date of the first payment.

                          We may request proof of age of the payee.

                                        AMOUNT OF EACH MONTHLY INSTALLMENT
                                             (Per $1,000 of Proceeds)
----------------------------------------------------------------------------------------------------------------

  Age of Payee    Number of Installments Guaranteed       Age of Payee      Number of Installments Guaranteed
----------------                                         --------------

 Male    Female      60      120      180    240         Male    Female       60       120      180      240
----------------------------------------------------------------------------------------------------------------
10 and   15 and     3.01     3.01    3.01    3.01         45       50        4.10      4.08     4.05     3.99
under    under                                            46       51        4.17      4.15     4.11     4.06
                                                          47       52        4.26      4.23     4.18     4.12
  11       16       3.03     3.02    3.02    3.02         48       53        4.34      4.31     4.26     4.19
  12       17       3.04     3.04    3.03    3.03         49       54        4.43      4.40     4.34     4.25
  13       18       3.05     3.05    3.05    3.05
  14       19       3.06     3.06    3.06    3.06         50       55        4.53      4.49     4.42     4.32
                                                          51       56        4.63      4.58     4.50     4.39
  15       20       3.08     3.08    3.08    3.07         52       57        4.73      4.68     4.59     4.46
  16       21       3.09     3.09    3.09    3.09         53       58        4.83      4.78     4.67     4.53
  17       22       3.11     3.11    3.10    3.10         54       59        4.94      4.88     4.76     4.60
  18       23       3.12     3.12    3.12    3.12
  19       24       3.14     3.14    3.14    3.13         55       60        5.07      4.99     4.86     4.67
                                                          56       61        5.18      5.09     4.95     4.74
  20       25       3.16     3.16    3.15    3.15         57       62        5.30      5.20     5.04     4.81
  21       26       3.18     3.17    3.17    3.17         58       63        5.43      5.32     5.13     4.87
  22       27       3.19     3.19    3.19    3.19         59       64        5.57      5.44     5.22     4.94
  23       28       3.21     3.21    3.21    3.21
  24       29       3.23     3.23    3.23    3.23         60       65        5.72      5.57     5.32     5.00
                                                          61       66        5.87      5.70     5.43     5.07
  25       30       3.26     3.25    3.25    3.25         62       67        6.04      5.84     5.53     5.13
  26       31       3.28     3.28    3.27    3.27         63       68        6.21      5.99     5.64     5.19
  27       32       3.30     3.30    3.30    3.29         64       69        6.40      6.14     5.74     5.25
  28       33       3.33     3.32    3.32    3.31
  29       34       3.35     3.35    3.35    3.34         65       70        6.61      6.31     5.85     5.31
                                                          66       71        6.82      6.48     5.95     5.36
  30       35       3.38     3.38    3.37    3.36         67       72        7.05      6.65     6.06     5.40
  31       36       3.41     3.40    3.40    3.39         68       73        7.30      6.83     6.16     5.44
  32       37       3.44     3.43    3.43    3.42         69       74        7.56      7.01     6.26     5.48
  33       38       3.47     3.46    3.46    3.45
  34       39       3.50     3.49    3.49    3.48         70       75        7.84      7.20     6.36     5.52
                                                          71       76        8.10      7.37     6.43     5.54
  35       40       3.53     3.53    3.52    3.51         72       77        8.39      7.55     6.51     5.56
  36       41       3.58     3.57    3.56    3.55         73       78        8.68      7.72     6.58     5.57
  37       42       3.62     3.62    3.61    3.59         74       79        9.00      7.90     6.65     5.59
  38       43       3.66     3.66    3.65    3.63
  39       44       3.72     3.71    3.70    3.68         75       80        9.32      8.07     6.70     5.60
                                                          76       81        9.71      8.26     6.76     5.61
  40       45       3.77     3.76    3.75    3.72         77       82        10.12     8.44     6.81     5.62
  41       46       3.83     3.82    3.80    3.78         78       83        10.54     8.62     6.85     5.62
  42       47       3.89     3.88    3.86    3.83         79       84        10.99     8.78     6.89     5.63
  43       48       3.96     3.94    3.92    3.88
  44       49       4.03     4.01    3.98    3.94       80 and     85        11.45     8.94     6.91     5.63
                                                         over
----------------------------------------------------------------------------------------------------------------

                              FARMERS NEW WORLD LIFE INSURANCE COMPANY
                                       Policy Specifications

INSURED                 JOHN A DOE              PRINCIPAL SUM                   $150,000
POLICY NUMBER           001234567               DEATH BENEFIT OPTION            LEVEL[VARIABLE]]]
ISSUE DATE              OCTOBER 1, 1998       ISSUE AGE                 35      SEX       M
MATURITY DATE           OCTOBER 1, 2073         MONTHLY DUE DATE        01
OWNER                   GEORGE B DOE


VARIABLE ACCOUNT:  FARMERS NEW WORLD LIFE VARIABLE LIFE SEPARATE ACCOUNT "A"


SCHEDULE OF BENEFITS                            MAXIMUM PERIOD OF COVERAGE

BASIC POLICY  $150,000                                          TO AGE 110



PREMIUM CLASS
INSURED                             NON-NICOTINE

PREMIUMS*                               ANNUAL      XXMODE
MINIMUM PREMIUM                         $XXX.XX     $XXX.XX
PLANNED PREMIUM PAYMENTS                $XXX.XX     $XXX.XX

*THESE PREMIUMS INCLUDE THE PREMIUMS FOR ANY BENEFITS PROVIDED BY RIDER.

MINIMUM PRINCIPAL SUM AT ATTAINED AGE 21-50 IS $75,000 AND $50,000 AT ATTAINED AGES ABOVE AGE 50.

SPECIAL PREMIUM RATING FACTOR   X.XX   PAYABLE TO INSURED'S AGE 100 [and/or]
FLAT EXTRA CHARGE PER MONTH     $.XX   PAYABLE TO INSURED'S AGE 100 [or FOR X YEARS]
SPECIAL PREMIUM RATING FACTOR   X.XX   PAYABLE TO ADDITIONAL INSURED'S AGE 70
FLAT EXTRA CHARGE PER MONTH     $.XX   PAYABLE TO ADDITIONAL INSURED'S AGE 70
PERCENT OF PREMIUM FACTOR                 .95
MONTHLY ADMINISTRATION CHARGE
    FIRST POLICY YEAR:   $26.00
    AFTER FIRST YEAR:    $5.00  [ages 21-50, $7 ages 51-80]
MORTALITY AND EXPENSE RISK CHARGE       0.90% (ON AN ANNUAL BASIS) OF THE AVERAGE DAILY
                                        NET ASSETS OF THE VARIABLE ACCOUNT.
REQUESTED ANNUAL REPORT FEE     $5.00






1998-XXX      NONPARTICIPATING  FLEXIBLE  PREMIUM  VARIABLE UNIVERSAL  LIFE.        00523
              ADJUSTABLE  DEATH BENEFIT.   DEATH  BENEFIT  PAYABLE BEFORE
              MATURITY  DATE.  SURRENDER  VALUE  PAYABLE  AT  MATURITY  DATE.